EXHIBIT 10.5

LOCK-UP AGREEMENT

December 30, 2008

Ladies and Gentlemen:

The undersigned is a director, executive officer or beneficial owner of shares of capital stock, or securities convertible into or exercisable or exchangeable for the capital stock (each, a Company Security) of IX Energy, Inc., a Delaware corporation (the Company). The undersigned understands that the Company will merge with a wholly-owned subsidiary of IX Energy Holdings, Inc., a publicly traded Delaware company (Parent), concurrently with a private placement by Parent of a minimum of 27.5 Units  and a maximum of 100 Units, or up to 115 Units if the Company elects, with the placement agents approval, to accept over-subscriptions, with each Unit (the Units) consisting of 250,000 shares of common stock (the Shares) and a three-year detachable warrant to purchase 250,000 shares of common stock (the Warrant) with an exercise price of $0.50 per share, for a purchase price of $100,000 per Unit (the Funding Transaction). The undersigned understands that the Company, Parent and the investors in the Funding Transaction will proceed with the Funding Transaction in reliance on this Letter Agreement.

1.    In recognition of the benefit that the Funding Transaction will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company, Parent, and each investor in the Funding Transaction, that, during the period beginning on the effective date of the Registration Statement which includes the Shares and the shares of common stock underlying the Warrants  (the Registration Statement) and ending fifteen (15) months after such date (the Lockup Period), the undersigned will not, without the prior written consent of persons holding a majority of the Units at such time (the Majority Investors), directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any securities of Parent (each, a Parent Security), beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Parent Security, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Parent Security (each of the foregoing, a Prohibited Sale).

2.    Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any shares of a Company Security or a Parent Security (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Company Security or Parent Security subject to the provisions of this agreement. For purposes hereof, immediate family shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, the foregoing shall not prohibit (A) privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of the lock-up agreements for the balance of the Lockup Period, and (B) sales by the undersigned of of 1% of the total issued and outstanding shares of the Companys common stock, in a 90 day period, commencing on the seventh month after the effectiveness of the Registration Statement through the end of the Lockup Period.

3.    This Letter Agreement shall be governed by and construed in accordance with the laws of the state of New York.

4.    This Letter Agreement will become a binding agreement among the undersigned as of the date hereof.  In the event that no closing of the Funding Transaction occurs, this Letter Agreement shall be null and void. This Letter Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of Parent, the Majority Investors, and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Letter Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Letter Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

Very truly yours, ________________________________ Print Name:

Address: ______________________________________
Number of shares of Common Stock owned: ____________
Certificate Numbers: ______________________________
Accepted and Agreed to:

IX Energy Holdings, Inc.

By: ____________________________________________
Name:
Title:

2